Exhibit 23.2


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Frigoscandi Holding AB, we hereby consent to the incorporation of our report dated January 24, 2000 included in ProLogis Trust's Form 10-K for the year ended December 31, 1999 into ProLogis Trust's registration statement on Form S-8. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.

                                          KPMG LLP

Stockholm,
September 25, 2000